Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-97415 on Form S-8 of National Beverage Corp. of our report dated June 27, 2018 related to the consolidated financial statements and the effectiveness of internal control over financial reporting of National Beverage Corp. which appears in this Annual Report on Form 10-K of National Beverage Corp. for the year ended April 28, 2018.

/s/ RSM US LLP

Ft. Lauderdale, Florida

June 27, 2018